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                     THE GREAT AMERICAN BACKRUB STORE, INC.
                       4500 140th AVENUE NORTH, SUITE 221
                              CLEARWATER, FL 33762
                                  ------------
                            Telephone ((813) 532-4818
                            Facsimile (813) 532-4737



                                                              November 10, 1997

Mr. Herman Epstein
411 Hackensack Avenue
Hackensack, NJ  07601
         -and-
Mr. Larry Penna
411 Hackensack Avenue
Hackensack, NJ  07601

Gentlemen:

         In satisfaction of all claims for services rendered by you in connection with the identification and acquisition of Caribsun Corp. by The Great American BackRub Store, Inc. (the "Company"), we agree to issue shares of the Company's common stock to you as follows:

                  Herman Epstein            165,000
                  Larry Penna               165,000

         Please acknowledge that you agree to the foregoing and acknowledge that these services were provided by you at the request of the Company's prior management by signing and returning a copy of this letter.

                                                Very truly yours,

                                                THE GREAT AMERICAN BACKRUB
                                                STORE, INC.


                                                By:  /s/ David Coia
                                                    -----------------------
                                                     David Coia, President

Accepted and Acknowledged:

/s/ Herman Epstein
------------------------
Herman Epstein

/s/ Larry Penna
------------------------
Larry Penna